                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /        Confidential, for Use of the
           Commission Only (as permitted by
           Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to (S)240.14a- 11(c) or (S)240.14a- 12

                              drugstore.com, inc.
       __________________________________________________________________
                (Name of Registrant as Specified in its Charter)

       __________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ___________________________________________________

     (2) Aggregate number of securities to which transaction applies:

     ___________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     _________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

     _______________________________________________

     (5) Total fee paid:

     _______________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     _______________________________________________

     (2) Form, Schedule or Registration Statement No.:

     _______________________________________________

     (3) Filing Party:

     _______________________________________________

     (4) Date Filed:

     _______________________________________________

                            [LOGO OF DRUGSTORE.COM]


                                                                  April 30, 2001

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of drugstore.com, inc., a Delaware corporation, to be held on Wednesday, June 13, 2001 at 9:00 AM Pacific Time, at Doubletree Hotel Bellevue, Factoria Room, 300 11th Avenue SE, Bellevue, Washington.

  At the Annual Meeting, you will be asked to consider and vote upon the following:

  1. The election of our directors and

  2. The ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2001 fiscal year.

  The attached Proxy Statement presents the details of these proposals.

  Our board of directors has unanimously approved proposals (1) and (2) above and recommends that you vote FOR each proposal's approval and adoption.

  Your participation and vote is important. The election of our directors will not be effected without the affirmative vote of a plurality of the outstanding common stock present, in person or by proxy, and voting at the Annual Meeting. The adoption of the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors will not be effected without the affirmative vote of at least a majority of the outstanding common stock present, in person or by proxy, and voting at the Annual Meeting.

  For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement, dated April 30, 2001. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Robert A. Barton, Chief Financial Officer of drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005; telephone: (425) 372-3200. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. This will not limit your right to attend or vote at the Annual Meeting.

                                  Sincerely,

                                  /s/  Peter M. Neupert

                                  Peter M. Neupert
                                  Chairman of the Board


  The accompanying Proxy Statement is dated April 30, 2001 and is first being mailed to stockholders on or about May 16, 2001.

                            [LOGO OF DRUGSTORE.COM]

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                 June 13, 2001



To the Stockholders of
DRUGSTORE.COM, INC.:

  NOTICE IS HEREBY GIVEN that the 2001 annual meeting of stockholders (the "Annual Meeting") of drugstore.com, inc., a Delaware corporation, will be held on Wednesday, June 13, 2001 at 9:00 AM Pacific Time, at Doubletree Hotel Bellevue, Factoria Room, 300 11th Avenue SE, Bellevue, Washington. The Annual Meeting will be held for the following purposes:

  1. To elect our directors to serve a one-year term and

  2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the 2001 fiscal year; and

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

  Only stockholders of record at the close of business on May 7, 2001 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even though the stockholder has previously returned a proxy.

                              By Order of the Board of Directors
                              of drugstore.com, inc.

                              /s/ Alesia L. Pinney

                              Alesia L. Pinney
                              Vice President, General Counsel
                              and Secretary

Bellevue, Washington
April 30, 2001


                             YOUR VOTE IS IMPORTANT

  In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

                            [LOGO OF DRUGSTORE.COM]

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                     To be held on Wednesday June 13, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

  This Proxy Statement is being furnished by our board of directors to holders of our common stock, par value $0.0001 per share, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of our stockholders (the "Annual Meeting") to be held on Wednesday, June 13, 2001 at 9:00 AM Pacific Time, at Doubletree Hotel Bellevue, Factoria Room, 300 11th Avenue SE, Bellevue, Washington, and at any adjournment or postponement thereof. The purposes of the Annual Meeting are set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders.

  Our complete mailing address is drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, and our telephone number is (425) 372-3200.

  This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about May 16, 2001.

Stockholders Entitled to Vote; Vote Required

  Our board of directors has fixed the close of business on May 7, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Accordingly, only holders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there will be approximately outstanding and entitled to vote 66,135,935 shares of our common stock, constituting all of our voting stock. As of the Record Date, there will be approximately 534 holders of record of our common stock. Each holder of record of our common stock on the Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Annual Meeting. A plurality of the shares present in person or represented by proxy at the meeting and actually cast will elect the directors. Holders of common stock are not allowed to cumulate their votes in the election of directors. All other matters submitted to a vote of stockholders require the affirmative vote of a majority of the outstanding shares present at the meeting and entitled to vote for approval. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  Shares of our common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting, and shares held in a street name by a broker nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter ("Broker Non-Votes"), will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists. In the election of directors, an abstention or Broker Non-Vote will have no effect on the outcome. For all other matters to be voted on, abstentions will be treated as votes AGAINST a particular matter and Broker Non-Votes will not be considered as shares entitled to vote on a particular matter and, accordingly, will have no effect on the outcome of the vote with respect to a particular matter.

Proxies

  This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy.

  All shares of our common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of Broker Non-Votes), such proxies will be voted as recommended by our board of directors.

  If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a letter and delivering it to us before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Annual Meeting.

  We will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

  On April 26, 2001, the board amended the bylaws to increase the size of the board of directors to nine, as permitted under our certificate of incorporation. Each director is elected for a period of one year at our annual meeting of stockholders and serves until the next annual meeting or until his or her successor is duly elected and qualified. The board of directors elects executive officers on an annual basis. Each executive officer serves until his or her successor has been duly elected and qualified. There are no family relationships among any of our directors, officers and key employees of drugstore.com.

  Each member of our board of directors is eligible for re-election at the Annual Meeting for an additional one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of our directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

Nominees

  The nine nominees to serve on our board of directors are:

  Peter M. Neupert, 44, has served as a director and the since July 1998 and as Chairman of the board of directors since July 1999. Mr. Neupert resigned as President and Chief Executive Officer of drugstore.com drugstore.com effective April 26, 2001. Mr. Neupert continues to serve as Chairman of the Board of Directors and as an employee of drugstore.com. From March 1987 to July 1998, he worked for Microsoft Corporation in several positions, most recently as Vice President of News and Publishing for Microsoft's interactive media group. Mr. Neupert is also a director of Avenue A, Inc. Mr. Neupert holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. from Colorado College.

  Kal Raman, 32, was appointed President and Chief Executive Officer of drugstore.com effective April 26, 2001. Mr. Raman joined drugstore.com in August 1998 and served as Vice President, Technology and Chief Information Officer from August 1998 to March 1999, as Vice President, Technology and Operations and Chief Information Officer from March 1999 to May 1999, as Senior Vice President, Operations and Technology and Chief Operating Officer from May 1999 to November 1999 and as Senior Vice President and Chief Operating Officer from November 1999 to April 26, 2001. From March 1998 to August 1998, Mr. Raman served as Chief Information Officer and Vice President of NationsRent. From February 1997 to March 1998, Mr. Raman served as Senior Director of Information Systems of Blockbuster Inc. Mr. Raman served as Director of the International Division of Wal-Mart Stores Inc. from May 1992 to February 1997. Mr. Raman received his Bachelor Degree of Engineering from the College of Engineering of Anna University in Guindy, India.

  Jeffrey P. Bezos, 36, has served as a director of drugstore.com since August 1998. Mr. Bezos, a founder of Amazon.com, Inc., has served as Chairman of the board of directors of Amazon.com since its founding in 1994, Chief Executive Officer of Amazon.com since May 1996, President of Amazon.com from its founding to June 1999 and Treasurer and Secretary of Amazon.com from May 1996 to March 1997. From December 1990 to June 1994, Mr. Bezos was employed by D.E. Shaw & Co., a Wall Street investment firm, becoming Senior Vice President in 1992. From April 1988 to December 1990, Mr. Bezos was employed by Bankers Trust Company, becoming Vice President in February 1990. Mr. Bezos received his B.S. in Electrical Engineering and Computer Science from Princeton University.

  Brook H. Byers, 54, has served as a director of drugstore.com since May 1998. Mr. Byers is a partner of Kleiner Perkins Caufield & Byers, a private venture capital firm, and has been a technology venture capital investor since 1972. He has served on the board of directors of over twenty companies, and he is currently a director of Ventro, Inc. and several private companies. He also served as the founding President and Chairman of Idec Pharmaceuticals, Ligand Pharmaceuticals, Athena Neurosciences and Insite Vision Opthalmics. Mr. Byers serves on the board of directors of the California Healthcare Institute and of the Foundation of the University of California at San Francisco Medical Center. Mr. Byers received a degree in Electrical Engineering from Georgia Institute of Technology and an M.B.A. from the Stanford Graduate School of Business.

  L. John Doerr, 48, has served as a director of drugstore.com since November 1998. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a private venture capital firm, since September 1980. In 1974, he joined Intel Corporation and held various engineering, marketing and management assignments. Mr. Doerr is also a director of Amazon.com, Inc., Excite@Home, Healtheon/WebMD Corporation, Intuit, Inc., Epicor Softwear Corporation, Homestore.com, Martha Stewart Living Omnimedia, Inc., Lightspan Partnership, and SunMicrosystems, as well as several private companies. Mr. Doerr received his M.E.E. and B.S.E.E. from Rice University and his M.B.A. from Harvard University Graduate School of Business.

  Melinda French Gates, 35, has served as a director of drugstore.com since August 1999. Mrs. Gates worked at Microsoft Corporation from 1987 to May 1996 in a variety of positions, including serving as both product manager and general manager for the development of several multi-media products and other software programs. Since leaving Microsoft in 1996, Mrs. Gates has focused on philanthropic work in the areas of global health and learning. She is a founder of the Bill and Melinda Gates Foundation. She is also a co-chair of the Governor of Washington's Washington State Early Learning Commission and is on the advisory board of Third Age Media. Mrs. Gates holds a B.A. from Duke University and an M.B.A. from The Fuqua School of Business at Duke University, and is a member of the Duke University Board of Trustees.

  Mary Sammons, 54, has served as a director of drugstore.com since January 2000. Ms. Sammons has been President and Chief Operating Officer of Rite Aid Corporation since December 1999. Previously, Ms. Sammons was President and Chief Executive Officer of Fred Meyer Stores, a food, drug and general merchandise chain in the Pacific Northwest, since January 1998, and had been an Executive Vice President of Fred Meyer Stores prior thereto. She served Fred Meyer Stores in various capacities since 1973. Ms. Sammons is a member of the board of directors of Rite Aid Corporation, the board of directors and executive committee of the National Association of Chain Drug Stores, and the board of governors of the Children's Mircale Network. Ms. Sammons received her B.A. in French and a secondary-level teaching certificate from Marylhurst College (now Marylhurst University).

  William D. Savoy, 35, has served as a director of drugstore.com since July 1999. Mr. Savoy is President of Vulcan Northwest Inc., managing the personal finances of Paul Allen, and Vice President of Vulcan Ventures Inc., a venture capital fund wholly owned by Paul Allen. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as a director of Charter Communications, Inc., High Speed Access Corporation, InfoSpace, Inc., Metricom, Inc., Peregrine Systems, Inc., RCN Corporation, Telescan Inc. and USA Networks, Inc. Mr. Savoy holds a B.S. in Computer Science, Accounting, and Finance from Atlantic Union College.

  Howard D. Schultz, 46, has served as a director of drugstore.com since November 1998. Mr. Schultz, the founder of Starbucks Corporation, has served as Chairman of the board of directors and Chief Executive Officer of Starbucks since its inception in 1985. From 1985 to June 1994, Mr. Schultz also served as President of Starbucks. Since June 1, 2000, Mr. Schultz has served as Chairman of the board of directors and Chief Global Strategist of Starbucks. Mr. Schultz is one of two founding members of Maveron LLC, a company providing advisory services to consumer-based businesses, and is one of two members of a limited liability company that serves as a general partner of its affiliated venture capital fund, Maveron Equity Partners, L.P. Mr. Schultz is a governor on the National Association of Securities Dealers, Inc. Board of Governors, and he is a director of Ebay, Inc. Mr. Schultz received his B.S. degree from Northern Michigan University.

Meetings And Committees of the Board of Directors

  Our board of directors held six meetings during fiscal year 2000 and took actions one time by unanimous written consent. Our board of directors has an audit committee, a compensation committee, a stock option committee and an ESPP committee.

  No director attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board of directors on which he or she served during fiscal year 2000 except for Mary Sammons who attended three of the five meetings that occurred after she was elected to the board of directors and William D. Savoy who attended four of the six meetings during fiscal year 2000.

  Compensation Committee. The compensation committee of the board of directors reviews and makes recommendations to the board of directors regarding all forms of compensation and benefits provided to our officers. In addition, the compensation committee establishes and reviews general policies relating to the compensation and benefits of all of our employees. From January through November 2000, the members of the compensation committee were Peter M. Neupert and Howard Schultz. The current members are L. John Doerr, Melinda French Gates and Howard D. Schultz. The current members of the compensation committee meet the definition of ''non-employee directors'' for purposes of SEC Rule 16b-3.
The Compensation Committee took action by unanimous written consent one time during fiscal year 2000.

  Audit Committee. The audit committee of the board of directors reviews and monitors our internal accounting procedures, corporate financial reporting, external and internal audits, the results and scope of the annual audit and other services provided by our independent auditors, and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also recommends to our board of directors the independent public accountants to be selected to conduct the annual audit of our accounts. From January through November 2000 Brook H. Byers and William D. Savoy were the members of the audit committee. The current members of the Audit Committee are Brook H. Byers, William D. Savoy and L. John Doerr. The Audit Committee met four times during fiscal year 2000.

  The board of directors adopted and approved a charter for the Audit Committee in April 1999. The board of directors has determined that all members of the current Audit Committee are "independent," as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

  Stock Option Committee. The stock option committee has authority to grant stock options to optionees who are not executive officers or directors of drugstore.com. Peter M. Neupert is the sole member of the stock option committee.

  ESPP Committee. The ESPP committee has authority to administer our 1999 employee stock purchase plan. Peter M. Neupert is the sole member of the ESPP subcommittee.

Director Compensation

  We currently do not provide any cash compensation to our directors for their service as members of the board of directors, although we do reimburse the directors for certain expenses in connection with attendance at board of directors and committee meetings. Under our 1998 stock plan, non-employee directors are eligible to receive stock option grants at the discretion of the board of directors or any other administrator of the plan.

Compensation Committee Interlocks and Insider Participation

  The board of directors established its compensation committee in May 1999. Prior to establishing the compensation committee, the board of directors as a whole performed the functions delegated to the compensation committee. No interlocking relationship, as defined by the Securities Exchange Act of 1934, as amended, exists between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, and no interlocking relationship existed in the past.

                             AUDIT COMMITTEE REPORT

  The following is the report of the audit committee with respect to drugstore.com's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of drugstore.com as of December 31, 2000 and January 2, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2000 and January 2, 2000 and the period from April 2, 1998 (inception) to December 31, 1998, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

  The audit committee has reviewed and discussed drugstore.com's audited financial statements with management.

Review and Discussions with Independent Auditors

  The audit committee has discussed with Ernst & Young, LLP, drugstore.com's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended by Statement on Auditing Standards No. 90. The audit committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No.1, "Independence discussions with Audit Committees," as currently in effect, and has discussed with Ernst & Young LLP their independence from the Company.

  The members of the audit committee are not professionally engaged in the practice of auditing or accounting, are not employed by drugstore.com for accounting, financial management or internal control purposes, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and procedures, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of drugstore.com's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that drugstore.com's auditors are in fact "independent."

Conclusion

  Based on the review and discussion referred to above, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the Charter, the audit committee recommended to the drugstore.com's board of directors that drugstore.com's audited financial statements be included in drugstore.com's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to be filed with the Securities and Exchange Commission.


Submitted by the Audit Committee of
The Board of Directors

Brook H. Byers
William D. Savoy
L. John Doerr


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT STOCK OWNERSHIP
                      OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the beneficial ownership of our common stock as of April 25, 2001 by:

  . each stockholder known by us to own beneficially more than 5% of our common stock;

  .  each director and director nominee;

  . the Chief Executive Officer and the four other highest paid executive officers; and

  .  all directors and executive officers as a group.

  As of April 25, 2001, we had 66,135,935 shares of common stock outstanding and 534 stockholders of record. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 25, 2001 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for individuals that beneficially own 5% or more of our common stock is the same as the address of the entity affiliated with such individual indicated in the applicable footnote.

                                                              Number of Shares of                 Percentage of Common Stock
Name and Address of Beneficial Owner                              Common Stock                        Beneficially Owned
------------------------------------                          -------------------                 --------------------------
Amazon.com, Inc. (1)                                                15,463,339                                 22.5%
     1516 2nd Avenue
     Seattle, WA 98101
Rite Aid Corporation (2)                                             9,334,746                                 14.1%
     30 Hunter Lane
     Camp Hill, PA 17011
Kleiner Perkins Caufield & Byers (3)                                10,071,245                                 15.2%
     2750 Sand Hill Road
     Menlo Park, CA 94025
General Nutrition Investment Company (4)                             2,947,853                                  4.5%
     1002 South 63rd Avenue At Buckeye
     Phoenix, AZ 15222
Vulcan Ventures, Incorporated (5)                                    2,809,646                                  4.3%
     110 110th Avenue NE, Suite 550
     Bellevue, WA 98004
Peter M. Neupert (6)                                                 2,624,340                                  3.9%
     13290 Southeast Eastgate Way
     Suite 300
     Bellevue, WA 98005
Maveron Equity Partners, L.P. (7)                                    1,592,246                                  2.4%
Jeffrey P. Bezos (1)                                                15,463,339                                 22.5%
Brook H. Byers (3)                                                  10,071,245                                 15.2%
L. John Doerr (3)                                                   11,083,903                                 16.8%
Melinda French Gates (8)                                                18,750                                    *
Mary Sammons (9)                                                     9,334,746                                 14.1%
William Savoy (5)                                                    2,819,646                                  4.3%
Howard Schultz (7)                                                   1,592,246                                  2.4%
Kal Raman (10)                                                         439,177                                    *
David E. Rostov (11)                                                   250,352                                    *
Mark L. Silverman (12)                                                 113,752                                    *
Judith H. McGarrry (13)                                                    500                                    *
Sean P. Nolan (14)                                                     191,081                                    *
All directors and executive officers as a group                     46,966,239                                 66.7%
(14 persons) (15)

------------------
*    Less than 1%

   (1) Includes 1,066,667 shares of common stock issued and sold to Amazon.com, Inc. on January 24, 2000, 2,500,000 shares of common stock subject to a warrant exercisable within 60 days of April 25, 2001 issued to Amazon.com, Inc. on July 30, 2000, and 607,594 shares of common stock issued and sold to Amazon.com, Inc. on August 4, 2000 in private placement transactions. Amazon.com, Inc. subsequently transferred 607,594 shares of its common stock to its wholly-owned subsidiary, Amazon.com NV Investment Holdings, Inc. Jeffrey P. Bezos is a director of drugstore.com and is the Chairman of the Board and Chief Executive Officer of Amazon.com, Inc.

   (2) Consists of shares held by Rite Investments Corp., a wholly-owned subsidiary of Rite Aid Corporation. Under the terms of the Third Amended and Restated Voting Agreement dated June 17, 1999, Rite Aid has the right to nominate one member to our board of directors.

   (3) Consists of 6,313,633 shares held by Kleiner Perkins Caufield & Byers VIII, L.P. (KPCB VIII), 365,600 shares held by KPCB VIII Founders Fund, L.P., 351,538 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. and 2,500 shares held by KPCB IX Associates, L.P. KPCB VIII and KPCB VIII Founders Fund, L.P. are wholly controlled by KPCB VIII Associates, L.P. KPCB Life Sciences Zaibatsu Fund II, L.P. is wholly controlled by KPCB VII Associates, L.P. Also includes shares of common stock that automatically converted on the receipt of the approval of our stockholders in October 2000 from Series 1 preferred shares that were issued and purchased in August 2000 as follows: 2,871,570 shares held by KPCB VIII and 166,404 shares held by KPCB VIII Founders Fund, L.P. Brook H. Byers and L. John Doerr, each a general partner of KPCB VIII Associates and KPCB VII Associates, L.P., are both directors of drugstore.com. Mr. Byers and Mr. Doerr each disclaim beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in those shares. Mr. Doerr's shares include 1,012,658 shares of common stock that automatically converted on the receipt of the approval of our stockholders in October 2000 from Series 1 preferred shares that were issued and purchased in August 2000.

   (4) In August 1999, General Nutrition Companies, Inc., the parent company of General Nutrition Investment Company, was acquired by Royal Numico N.V., a European maker of nutrition products.

   (5) Includes 543,300 shares of common stock that automatically converted on the receipt of the approval of our stockholders in October 2000 from Series 1 preferred shares that were issued and purchased in August 2000. William D. Savoy is a director of drugstore.com and is the vice president of Vulcan Ventures, a venture capital firm wholly owned by Paul Allen. Mr. Savoy disclaims beneficial ownership of shares held by Vulcan Ventures except to the extent of his pecuniary interest in those shares.

   (6) As of April 25, 2001, 341,250 of such shares are subject to a right of repurchase at cost in the event that Mr. Neupert ceases to be an employee of drugstore.com. Mr. Neupert's shares of common stock are held jointly by Mr. Neupert and Sheryl Neupert. Includes 751,194 shares subject to options exercisable within 60 days of April 25, 2001.

   (7) Includes 405,063 shares of common stock issued and sold to Maveron Equity Partners, L.P. in August 2000 in a private placement transaction. Howard Schultz is a director of drugstore.com and one of two founding members of Maveron LLC and is one of two members of a limited liability company that serves as a general partner of its affiliated venture capital fund, Maveron Equity Partners, L.P. Mr. Schultz disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in those shares.

   (8) Consists of 18,750 shares subject to options exercisable within 60 days of April 25, 2001.

   (9) Consists of shares held by Rite Investments Corp., a wholly-owned subsidiary of Rite Aid Corporation. Mary Sammons is the President and Chief Operating Officer of Rite Aid Corporation.

  (10) Includes 431,340 shares subject to options exercisable within 60 days of April 25, 2001.

  (11) Includes 1,000 shares held by Mr. Rostov as custodian for his two children and 226,364 shares subject to options exercisable until April 30, 2001. David E. Rostov resigned as an officer of drugstore.com effective January 31, 2001.

  (12) Includes 83,000 shares subject to options exercisable until October 6, 2001. Mark L. Silverman resigned as an officer of drugstore.com effective October 6, 2000.

  (13) Judith H. McGarry resigned as an officer of drugtore.com effective January 12, 2001.

  (14) Includes 190,540 shares subject to options exercisable within 60 days of April 25, 2001.

  (15) Includes 4,287,552 shares subject to options held by the directors and officers exercisable within 60 days of April 25, 2001.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Composition of the Committee

  From January through November 2000, the members of the compensation committee were Peter M. Neupert and Howard D. Schultz. Mr. Neupert served as president and chief executive officer of drugstore.com for all of fiscal 2000 and resigned as president and chief executive officer of drugstore.com effective April 26, 2001. While serving as an officer of drugstore.com, Mr. Neupert did not satisfy the definitions of "outside director" and "non-employee director."
Consequently, as discussed below, the entire board of directors determined Mr. Neupert's compensation. The current members of the compensation committee are
L. John Doerr, Melinda French Gates and Howard D. Schultz. The current members of the compensation committee are "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Compensation Philosophy

  We offer compensation packages designed to attract and retain outstanding employees, to encourage and reward the achievement of corporate goals and to align employee financial interests with long-term stockholder value. Our compensation policy is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals and competitive benefits. We also encourage broad-based employee ownership of drugstore.com common stock through employee stock purchase and stock option programs in which most employees are eligible to participate.

  Our compensation policy for executive officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals. Executive officers receive total compensation packages in line with their responsibilities and expertise.

Cash-Based Compensation

  The salaries of the executive officers, other than the chief executive officer, are determined annually by the compensation committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable companies in the high technology industry. Each executive officer, other than the chief executive officer, is eligible to receive a cash bonus at the discretion of the compensation committee based upon individually established performance goals.

Stock-Based Compensation

  We seek to align the long-term interests of our executive officers (and other employees) with those of our stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins the company or is promoted to executive officer. Stock-based compensation is determined annually by the compensation committee with reference to several surveys of equity compensation awarded to executives with similar responsibilities at comparable companies in the high technology industry. Grant sizes are determined based on various subjective factors primarily relating to the responsibilities of the individual officers, their anticipated contributions to our success and prior option grants. We intend to grant additional stock options to executive officers from time-to-time based on performance and potential. The compensation committee establishes goals as an incentive for superior individual, group, and corporate performance.

Ongoing Review

  The compensation committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, we may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

Policy Regarding Section 162(m) of the Internal Revenue Code

  We are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation payments to our executive officers in excess of $1 million. Section 162(m) also provides for certain exemptions to the limitations on deductibility, including compensation that is "performance based" within the meaning of Section 162(m).

L. John Doerr
Melinda French Gates
Howard D. Schultz

                 BOARD OF DIRECTORS' REPORT ON COMPENSATION OF
                          THE CHIEF EXECUTIVE OFFICER

  The entire board of directors (other than the chief executive officer) annually reviews and approves the compensation of the chief executive officer. In making its decisions, the board of directors uses the same policies and goals that are used by the compensation committee in determining compensation for other executive officers. From July 1998 through April 26, 2001, Mr. Peter Neupert served as the chief executive officer of drugstore.com. The terms of Mr. Neupert's compensation are set forth in his offer letter. For 2000, Mr. Neupert received a base salary of $250,000 and a bonus of $250,000. The board of directors believes that Mr. Neupert was paid a reasonable salary and that his bonus was based on the same corporate financial goals as those set for our other executive officers. Mr. Neupert resigned as an officer of drugstore.com effective April 26, 2001. Kal Raman, who has served as Senior Vice President and Chief Operating Officer of drugstore.com since 1998, was appointed President and Chief Executive Officer effective April 26, 2001. The entire board of directors approved the compensation package offered to Mr. Raman. Mr. Raman will receive an annual base salary of $350,000, stock options to purchase one million shares of the common stock of drugstore.com, a $75,000 signing bonus and a $350,000 bonus, $25,000 of which is guaranteed in the first year with the remainder to be paid in increments based on attainment of mutually agreed upon goals.

  Jeffrey P. Bezos
  Brook H. Byers
  L. John Doerr
  Melinda French Gates
  Mary Sammons
  William D. Savoy
  Howard D. Schultz



                               PERFORMANCE GRAPH

  The following graph provides a comparison of the cumulative total stockholder return on the common stock from the IPO price to the Nasdaq Stock Marker closing price per share on December 29, 2000 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Morgan Stanley High Technology Index. Total return values were calculated based on cumulative total return assuming
(i) the investment of $100 in our common stock and in each index on July 27, 1999, the date of our pricing of our IPO at the initial offering price of $18.00 per share, and (ii) reinvestment of dividends. No dividends have been declared or paid on our common stock. The price per share of our common stock at the close of trading on July 28, 1999, which was the first day of trading of our common stock, was $50.25 per share. Historical stock price performance is not necessarily indicative of future stock performance.

 Comparison of 15-month Cumulative Total Return* Among drugstore.com, inc., the Nasdaq Stock Market (U.S.) Index and the Morgan Stanley High Technology Index

                              [PERFORMANCE GRAPH]

                                                                                             Morgan Stanley High
Date                             drugstore.com, inc.        Nasdaq Stock Market (U.S.)         Technology Index
---------------------------      -------------------        --------------------------       --------------------
7/27/99....................             $100                          $100                          $100
12/29/00...................             $  5                          $ 92                          $117

---------
* $100 invested on 7/27/99 in stock or index including reinvestment of dividends.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation received for services rendered to drugstore.com for fiscal years 1998, 1999 and 2000 by our chief executive officer and the four other individuals who were the most highly compensated executive officers in fiscal year 2000 of those earning more than $100,000 in salary and bonus.

                                              Summary Compensation Table

                                                                                       Long-Term
                                               Annual Compensation                    Compensation
                                    -------------------------------------------    Awards Securities             All Other
Name and Principal Position           Year           Salary               Bonus    Underlying Options         Compensation (1)
--------------------------------    -------------------------------------------    ------------------         ----------------
Peter M. Neupert (2)............      2000         $250,000         $   250,000             1,500,000             $        243
President, Chief                      1999          249,184             250,000             1,000,000                      397
  Executive Officer                   1998          107,692                  --                    --                      170
  and Chairman of
  the Board of Directors

Kal Raman (3)...................      2000         $221,154         $    35,644               575,000                $ 286,652 (4)
Senior Vice President                 1999          174,171              36,954               350,000                      278
  and Chief Operating                 1998           60,577             129,692 (5)           150,000                    5,895 (6)
  Officer

Sean P. Nolan...................      2000         $151,635         $    31,202               400,000             $         83
  Vice President and Chief            1999           90,016                                    10,000                       22
  Technology Officer                  1998           34,631                                    75,000                       --

David E. Rostov (7).............      2000         $171,923         $    27,700               185,000                $  65,124 (8)
Former Vice President, Chief          1999          123,794              21,615               275,000                      190
   Financial Officer and
   Treasurer

Judith H. McGarry (9)...........      2000         $172,981         $    23,750               375,000                 $ 11,975 (10)
Former Vice President,
  Strategic Relationships

Mark L. Silverman (11)..........      2000         $146,697         $    15,000               125,000                 $194,520 (13)
Former Vice President,                1999          171,564              60,083 (12)          275,000                      272
  Business Development,
  General Counsel and Secretary

-------------------------------
(1) Represents a premium paid for term life insurance for the benefit of the named executive officer.
(2) Mr. Neupert resigned as an officer of drugstore.com effective April 26, 2001. Mr. Neupert continues to serve as Chairman of the Board of Directors and as an employee of drugstore.com.
(3) Mr. Raman was appointed President and Chief Executive Officer of drugstore.com effective April 26, 2001.
(4) Includes the forgiveness of a promissory note with principal and interest totaling $286,486.
(5)  Includes a $120,000 signing bonus received by Mr. Raman in 1998.
(6)  Includes a $5,400 reimbursement for relocation expenses.
(7) David E. Rostov resigned as an officer of drugstore.com effective January 31, 2001.
(8)  Includes a separation payment of $65,000 paid on February 1, 2001.
(9) Judith H. McGarry resigned as an officer of drugstore.com effective January 12, 2001.
(10) Includes $11,923 reimbursement for relocation expenses.
(11) Mark L. Silverman resigned as an officer of drugstore.com effective October 6, 2000.
(12) Includes a $35,000 signing bonus paid to Mr. Silverman in 1999.
(13) Includes a $194,400 payment upon his termination pursuant to his offer letter.

Option Grants

  The following table provides summary information regarding stock options granted to the individuals named in the summary compensation table during the year ended December 31, 2000.

                                                 Option Grants in Last Fiscal Year

                                       Individual Grants
                                 -------------------------------
                                                      % of Total                                      Potential Realizable Value
                                   Number of             Options                                       at Assumed Annual Rates
                                  Securities          Granted to                                      of Stock Appreciations for
                                  Underlying        Employees in                                            Option Term (3)
                                     Options         Fiscal Year      Exercise       Expiration
Name                             Granted (1)                 (2)      Price          Date                 5%               10%
-------------------------        -----------        ------------      --------       -----------      ---------------------------
Peter M. Neupert (4).....            750,000               5.94%      $   7.00          6/22/10       $3,263,581       $3,668,989
                                     750,000               5.94%        0.0100          12/6/10       $2,359,488       $2,472,201
Kal Raman................            275,000               2.18%      $   7.00           5/4/10       $1,938,534       $2,122,512
                                     300,000               2.37%        0.0100         10/12/10       $1,310,296       $1,372,834
Sean P. Nolan............             65,000               0.51%      $27.1875          1/20/10       $1,111,375       $1,248,449
                                      35,000               0.28%       22.8750          2/11/10       $  503,509       $  565,610
                                     150,000               1.19%          7.00           5/4/10       $1,057,382       $1,157,734
                                     150,000               1.19%        0.0100         10/12/10       $  655,148       $  686,417
David E. Rostov (5)......            125,000               0.99%      $   7.00           5/4/10               --               --
                                      60,000               0.47%        0.0100         10/12/10               --               --
Judith H. McGarry (6)....            225,000               1.78%      $   7.00           5/4/10               --               --
                                     150,000               1.19%        0.0100         10/12/10               --               --
Mark L. Silverman (7)....            125,000               0.99%      $   7.00           5/4/10               --               --

_________________

(1) As long as the optionee maintains continuous employment with drugstore.com, options granted to the individuals above vest as follows: options granted to Mr. Neupert with an expiration date of June 22, 2010, vest over a four-year period at a rate of one fourth of the total number of shares subject to the option on the six-month anniversary of the date of grant with the remaining shares subject to the option vesting in equal installments at the end of each six-month period thereafter; options granted to Mr. Neupert with an expiration date of December 6, 2010, vest over an 18-month period at the rate of 40% of the total number of shares subject to the option on the six-month anniversary of the date of grant with the remaining shares vesting in equal installments at the end of each six-month period thereafter; options granted to Mr. Raman and Mr. Nolan with an expiration date of May 4, 2010, vest over a four-year period at a rate of one fourth of the total number of shares subject to the option on the six-month anniversary of the date of grant with the remaining shares subject to the option vesting in equal installments at the end of each six-month period thereafter; options granted to Mr. Raman and Mr. Nolan with an expiration date of October 12, 2010, vest over an 18-month period at the rate of 40% of the total number of shares subject to the option on the six-month anniversary of the date of grant with the remaining shares vesting in equal installments at the end of each six-month period thereafter; options granted to Mr. Nolan with an expiration date of January 20, 2010 or February 11, 2010, vest over a five year period at a rate of one fourth of the total number of shares subject to the option on the first anniversary of the date of grant with the remaining shares vesting in equal installments at the end of each six-month period thereafter.
(2) Based on an aggregate of 12,635,424 shares underlying options granted by drugstore.com during the fiscal year ended December 31, 2000 to our employees.
(3) Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value of the common stock on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.
(4) Peter M. Neupert resigned as an officer of drugstore.com effective April 26, 2001. Mr. Neupert continues to serve as Chairman of the Board of Directors and as an employee of drugstore.com.
(5) David E. Rostov resigned as an officer of drugstore.com effective January 31, 2001. Of the 125,000 options granted on May 4, 2000, 80,356 have been terminated and 44,644 vested and are exercisable until April 30, 2001. The 60,000 options granted on October 12, 2000 vested and are exercisable until April 30, 2001.
(6) Judith H. McGarry resigned as an officer of drugstore.com effective January 12, 2001. Of the 225,000 options granted on May 4, 2000, 168,748 have been canceled and 56,252 were exercisable until April 12, 2001. Of the 150,000 options granted on October 12, 2000, 100,000 have been canceled and 50,000 vested and have been exercised.
(7) Mark L. Silverman resigned as an officer of drugstore.com effective October 6, 2000. These options have been canceled.

Option Exercises and Holdings

  The following table provides summary information concerning options exercised during the year ended December 31, 2000, and exercisable and unexercisable options held as of December 31, 2000, by the individuals named in the summary compensation table above.

     Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values



                                                           Number of Securities Underlying        Value of Unexercised
                              Number of                          Unexercised Options              In-the-Money Options
                              Shares                             at Fiscal Year-End               at Fiscal Year-End (1)
                              Acquired on     Value              ------------------               ----------------------
Name                          Exercise        Realized      Unexercisable      Exercisable     Unexercisable      Exercisable
---------------------         ----------      --------      -------------      -----------     -------------      -----------
Peter M. Neupert (2)                  --            --          2,170,830          329,170          $672,225               --
Kal Raman                            500      $35.0000            843,679          367,317          $333,863          $64,106
Sean P.Nolan                          --            --            406,249           78,751          $169,183          $33,597
David E. Rostov (3)               15,000      $37.3125            341,248          103,752          $ 96,556          $18,822
Judith H. McGarry(4)                  --            --            487,497          112,503          $134,445               --
Mark L. Silverman (5)             17,000      $22.8750                 --          133,000                --          $60,688

________________

(1) Based on a value of $0.9062 per share, the share price on December 29, 2000, the last day of trading before the end of the fiscal year, minus the per share exercise price, multiplied by the number of shares underlying the option.
(2) Peter M. Neupert resigned as an officer of drugstore.com effective April 26, 2001. Mr. Neupert continues to serve as Chairman of the Board of Directors and as an employee of drugstore.com.
(3) David E. Rostov resigned as an officer of drugstore.com effective January 31, 2001.
(4) Judith H. McGarry resigned as an officer of drugstore.com effective January 12, 2001.
(5) Mark L. Silverman resigned as an officer of drugstore.com effective October 6, 2000.

Agreements with Named Executive Officers

  Peter M. Neupert resigned as President and Chief Executive Officer of drugstore.com effective April 26, 2001. Mr. Neupert continues to serve as Chairman of the Board of Directors and as an employee of drugstore.com. Mr. Neupert will receive a base annual salary of $125,000 and will continue to receive employment benefits. Under his original offer letter, we granted Mr. Neupert a one-time right to purchase 1,260,000 shares of our common stock at a purchase price of $.04 per share. We have a lapsing right to repurchase Mr. Neupert's unvested shares. As of April 30, 2001, our right to repurchase has lapsed with respect to 892,500 shares of stock and will continue to lapse with respect to 26,250 shares each month while he remains employed, with all of these shares becoming fully vested on the 27th of the month following his fourth anniversary of employment.

  Kal Raman was appointed President and Chief Executive Officer of drugstore.com effective April 26, 2001 pursuant to an offer letter. Mr. Raman's offer letter provides for an annual base salary of $350,000, stock options to purchase one million shares of the common stock of drugstore.com, a $75,000 signing bonus and a $350,000 bonus, $25,000 of which is guaranteed in the first year with the remainder to be paid in increments based on mutually agreed on goals.

  Mark L. Silverman resigned as Vice President, Business Development, General Counsel and Secretary effective October 6, 2000 pursuant to a separation agreement and release. Under the terms of his agreement, Mr. Silverman has the right for one year from the termination date to exercise 83,000 stock options that vested and became immediately exercisable on his termination date and continues to receive benefits during the 12-month period following his termination date. In addition, Mr. Silverman received a lump-sum payment equal to $194,400 following his termination date pursuant to the terms of his offer letter dated December 4, 1998.

  Judith H. McGarry resigned as Vice President of Strategic Relationships effective January 12, 2001 pursuant to a separation agreement and release. Under the terms of her agreement, Ms. McGarry was given the right to exercise 50,000 stock options that vested, and those options were exercised on February 6, 2001.

  David E. Rostov resigned as Vice President, Chief Financial Officer and Treasurer of drugstore.com effective January 31, 2001 pursuant to a separation agreement and release. Under the terms of his agreement, Mr. Rostov received a bonus equal to $65,000, the right to exercise 226,364 stock options that vested and were exercisable until April 30, 2001, and continues to receive benefits for the 6-month period following his termination date.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On January 24, 2000, we issued and sold 1,066,667 shares of our common stock to Amazon.com in a private placement transaction at a price of $28.125 per share. On August 4, 2000 we sold a total of 8,101,264 shares of our common stock in a private placement at $4.9375 per share, the closing price for out common stock on the Nasdaq Stock Market on the last business day prior to July 30, 2000. We also issued and sold on August 4, 2000, a total of 45,939.89 shares of our Series 1 preferred stock for a purchase price of $493.75 per share, or, on an as-converted to common stock basis, $4.9375 per share of common stock. All of the shares of Series 1 preferred stock automatically converted into shares of common stock on receipt of the approval of our stockholders in October 2000. The following table summarizes the shares of capital stock purchased by executive officers, directors and five-percent stockholders and their affiliates in these transactions:

                                                 Number of Shares of         Number of Shares of
                                                    Common Stock,               Common Stock,
                                                  excluding common        including common stock         Number of Shares of
                                                  stock issued upon             issued upon            Series 1 preferred stock
                                                conversion of Series 1      conversion of Series 1        that converted into
Investor                                           preferred stock             preferred stock               common stock
--------------------------------------       ---------------------------  -------------------------    ------------------------
Amazon.com, Inc. (1)                                    1,066,667                    1,066,667                            --
Kleiner, Perkins Caufield & Byers (1)                          --                    3,037,974 (2)                 30,379.74
L. John Doerr                                                  --                    1,012,658                     10,126.58
Maveron Equity Partners, L.P. (3)                         405,063                           --                            --
Vulcan Ventures Incorporated (4)                               --                      543,357                      5,433.57

--------------
(1)  Holder of 5% or more of a class of our capital stock.
(2) Includes 2,871,570 shares of common held by Kleiner Perkins Caufield & Byers VIII, L.P. and 166,404 shares of common stock held by KPCB Founders Fund, L.P.
(3) Howard D. Schultz, a director of drugstore.com, is one of the two founding members of Maveron LLC and is one of two members of a limited liability company that serves as a general partner of its affiliated venture capital fund, Maveron Equity Partners, L.P.
(4) William D. Savoy, president of Vulcan Ventures, became a director of drugstore.com in July 1999.

  We have entered into the transactions described below with our executive officers, directors and five-percent stockholders and their affiliates.

Investor Rights Agreement

  A provision of the investors' rights agreement dated May 19, 1999 between drugstore.com and some of our stockholders precludes Kleiner Perkins Caufield & Byers, Amazon.com and Maveron Equity Partners from purchasing additional shares of our common stock without our prior approval if the purchase would cause any of them to hold individually more than 40% of our outstanding common stock (calculated on a fully diluted basis to include outstanding options and shares reserved under our stock plans). This restriction lasts until August 2002. Pursuant to a June 17, 1999 addendum, Rite Aid and General Nutrition Companies, Inc. were made parties to this agreement and are subject to its provisions.

Agreement with Vulcan Ventures

  In May 1999, we issued a convertible promissory note convertible into 2,266,289 shares of Series D preferred stock to Vulcan Ventures in exchange for $40 million in cash and an obligation by Vulcan to provide cable television advertising valued at $5 million based on comparable transactions with unaffiliated third parties. The advertising will be expensed in the period in which the airtime is used. The note was converted into 2,266,289 shares of Series D preferred stock in June 1999 (all of which was converted into common stock at the time of our initial public offering). William D. Savoy, vice president of Vulcan Ventures, became a director of drugstore.com in July 1999.

Agreement with Rite Aid

  In June 1999, we entered into a strategic relationship with Rite Aid whereby customers are able to refill prescriptions at our Web site and either use our standard delivery options or pick up the prescriptions at Rite Aid stores. In addition, Rite Aid and drugstore.com will promote each other's services both online and offline, including a link from Rite Aid's Web site to our Web site. As part of the relationship, both Rite Aid and drugstore.com agreed to certain exclusivity provisions that limit our ability to promote or affiliate with any other physical retail drugstore and from operating a traditional physical drugstore, and will preclude Rite Aid from offering or selling products or services on the Internet other than through our Web site. Under the agreement we are obligated to buy our pharmaceutical products from Rite Aid, unless we are able to obtain better overall terms from other vendors. The agreement contains additional provisions providing for the licensing by Rite Aid to drugstore.com of information technology systems and the integration of the information technology and pharmacy systems of the two companies. This agreement extends for ten years, but can be terminated for breach prior to such time. In connection with this relationship, Rite Aid acquired 9,334,746 shares of Series E preferred stock (all of which converted into common stock at the time of our initial public offering) for $7.6 million in cash and additional consideration. Under the terms of the Third Amended and Restated Voting Agreement dated June 17, 1999, Rite Aid has the right to nominate one member to our board of directors, and Mary Sammons, Rite Aid's President and Chief Operating Officer, is currently a member of our board of directors.

Agreement with General Nutrition Companies

  In June 1999, we entered into a relationship with GNC whereby we are the exclusive online provider of GNC-branded products. We have the exclusive right to sell GNC's nutrition products over the Internet, including the PharmAssure brand of pharmacist recommended vitamins and nutritional supplements, subject to our meeting performance parameters based on traffic to our Web site and sales of GNC's products over the Internet in the third and fifth year of the relationship. As long as we have the exclusive right to distribute GNC's products over the Internet, we will not promote any other retail health food store or operate a physical retail health food store. If the exclusivity provisions of the agreement terminate, we have the non-exclusive right to sell these products for the remaining term of the agreement. As part of this relationship, we have created a separate part of our Web site called the GNC LiveWell Store, which is dedicated to selling on consignment basis GNC products. In connection with this relationship, GNC acquired 2,947,853 shares of our Series E preferred stock (all of which converted into common stock at the time of our initial public offering). As part of our relationship with GNC, GNC and drugstore.com agreed to co-promote each other's products and services in both their traditional and online marketing efforts, including GNC putting a link to our Web site on its Web site. The agreement extends for ten years, but can be terminated for breach prior to such time.

Agreement with Amazon.com

  On January 24, 2000, we entered into an agreement with Amazon.com to integrate various shopping features of our Web sites and create a persistent drugstore.com shopping presence on Amazon.com's Web site. The agreement also covers various advertising and cross-promotion initiatives and obligates the parties to undertake the development of additional features designed to further integrate their Web sites, including with respect to search and browse capabilities and a shared shopping basket. We agreed to pay Amazon.com a total of $105 million over the three-year term of the agreement, of which $30 million was paid at the time the agreement was executed. In July 2000, we and Amazon.com agreed to reduce the minimum cash payments due over the three-year term of the agreement from $75.0 million to $30.0 million. We also agreed to pay additional amounts in cash if the advertising services exceed certain performance thresholds in the second and third year of the agreement. In connection with the amendment of the agreement, we issued to Amazon.com a fully vested, nonforfeitable and exercisable warrant to purchase 2.5 million shares of our common stock at $4.9375 per share.

Common Stock Purchase Agreement and Preferred Stock Purchase

  On August 4, 2000, we consummated a private placement of $39,999,990.98 of our common stock. This private placement was made to four entities affiliated with Integral Capital Partners, three entities affiliated with Baron Funds, Hearst Communications, Inc., Amazon.com, Inc. and Maveron Equity Partners, L.P. Under the common stock purchase agreement entered into on July 30, 2000, these investors purchased an aggregate of 8,101.264 newly-issued shares of our common stock. The purchase price for each share of common stock sold under the common stock purchase agreement was $4.9375 per share, which was equal to the closing price on the Nasdaq Stock Market for our common stock on the last business day prior to July 30, 2000.

  Also on August 4, 2000, we consummated a private placement of our Series 1 preferred stock. This transaction consisted of the sale of an aggregate of $22,682,825 of our Series 1 preferred stock to Kleiner Perkins Caufield & Byers VIII, L.P., KPCB Founders Fund, VIII, L.P., L. John Doer and Vulcan Ventures Incorporated. The sale of 45,939.89 shares of newly-issued Series 1 preferred stock was made under a preferred stock purchase agreement dated July 30, 2000 with these investors and was not registered because it was within the scope of the exemption from registration contained in Section 4(2) of the Securities Act of 1993, as amended. The purchase price for each share of Series 1 preferred stock sold under the preferred stock purchase agreement was $493.75 per share, which was equal to 100 times the closing price on the Nasdaq Stock Market for our common stock on the last business day prior to July 30, 2000. Each share of the Series 1 preferred stock automatically converted into 100 shares of our common stock upon receipt of the approval of our stockholders. L. John Doerr is one of our directors and is affiliated with both Kleiner Perkins Caufield & Byers VIII and KPCB Founders Fund VIII. Our director William D. Savoy is president of Vulcan Ventures.

Executive Offer Agreement

  We have entered into an offer letter with Kal Raman. See "Agreements with Named Executive Officers" for a description of the offer letter.

Loan to Mr. Raman

  On December 3, 1998, we loaned $250,000 to Kal Raman, who at the time of our loan was our Vice President, Technology and Chief Information Officer. This loan was forgiven in January 2001. As of April 26, 2001, Mr. Raman is our President and Chief Executive Officer.

Approval of Future Transactions

  All future transactions, including any loans from us to our officers, directors, principal stockholders or affiliates, will be approved by a majority of our board of directors, including a majority of the independent and disinterested members of the board of directors, and if required by law, a majority of disinterested stockholders.



     PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Our board of directors, on the recommendation of our audit committee, has appointed Ernst & Young LLP as our independent auditors, to audit our consolidated financial statements for fiscal year 2001. This appointment is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent auditors since 1998. A representative of Ernst & Young LLP is expected to be present at the meeting and will be given the opportunity to make a statement should he desire to do so, and is expected to be available to respond to appropriate questions from the stockholders.

  Set forth below are the aggregate fees billed by Ernst & Young LLP for professional or other services rendered to the company during the year ended December 31, 2000:

Audit Fees.................................................................          $115,000
Other audit related fees, including fees for SEC registration statements,
 internal control and other accounting related services....................          $323,000
Financial Information Systems Design and Implementation Fees...............          $      0
All Other Fees.............................................................          $      0

  The audit committee has considered whether the provision of the services covered under the captions Financial Information Systems Design and Implementation Fees and All Other Fees is compatible with maintaining our auditors' independence.

  Our board of directors unanimously approved the appointment of Ernst & Young LLP as our independent auditors for fiscal 2001 and recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP.

  The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required to ratify the board of directors' selection of Ernst & Young LLP. If the appointment is not ratified, the board of directors will seek other independent auditors.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the Securities and Exchange Commission and the Nasdaq National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, we believe that during fiscal year 2000, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis.


                                 OTHER MATTERS

  We know of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.


     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to us at drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, Attention:
Secretary, no later than January 3, 2002. All proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

  In addition, our Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, stockholders give timely written notice to our Secretary not more than 120, or less than 90, days prior to the date of the annual meeting as determined under our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                 ANNUAL REPORT

  A copy of our combined annual report to stockholders and annual report on form 10-K for the fiscal year ended December 31, 2000 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Robert A. Barton, Chief Financial Officer of drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005 or upon calling (425) 372-3200.

                                 [PROXY CARD]

                                  DETACH HERE

                                     PROXY

                              drugstore.com, inc.

                 PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF DRUGSTORE.COM, INC.

  The undersigned stockholder of drugstore.com, inc., a Delaware corporation, hereby appoints: Peter M. Neupert and Alesia L. Pinney as proxies for the undersigned, with full power of substitution, to attend the 2001 Annual Meeting of Stockholders of drugstore.com, inc. to be held on Wednesday, June 13, 2001 at 9:00 AM Pacific Time, at Doubletree Hotel Bellevue, Factoria Room, 300 11th Avenue SE, Bellevue, Washington, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for director and FOR the proposals.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

        _______________                                _______________

          SEE REVERSE                                    SEE REVERSE
              SIDE                                           SIDE
        _______________                                _______________

                                  DETACH HERE

       Please mark
[ X ]  votes as in
       this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.


MARK HERE
IF YOU PLAN TO
ATTEND THE MEETING  [__]


MARK HERE FOR
ADDRESS
CHANGE AND
NOTE BELOW          [__]

                                                                                            WITHHELD
1.   Election of Directors                                                FOR THE           FROM THE
                                                                          NOMINEES          NOMINEES
Nominees:   01  Peter M. Neupert         05  L. John Doerr
            02  Kal Raman                06  Melinda French Gates           [__]              [__]
            03  Jeffrey P. Bezos         07  Mary Sammons
            04  Brook H. Byers           08  William D. Savoy
                                         09  Howard D. Schultz

2.   Ratification of appointment by the Company's Board of              FOR              AGAINST              ABSTAIN
     Directors of Ernst & Young LLP to serve as the
     Company's independent auditors for the fiscal year                [__]               [__]                  [__]
     2001.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Signature:_________________________________________________  Date:_____________